SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8K

Current Report to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:  June 11, 2003

HERITAGE OAKS BANCORP

(Exact name of registrant as specified in its charter)

California	000-25020	77-0388249
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 12th Street

Paso Robles, California 93446

(Address of principal executive offices)

(805) 239-5200

(Registrant’s telephone number)

Page 1 of 4 pages

Exhibit Index page 4

Item 5.                    OTHER EVENTS AND REGULATION FD DISCLOSURE

                Heritage Oaks Bancorp (the “Company”) and Hacienda Bank (“Hacienda”) have entered into an Agreement to Merge and Plan of Reorganization, dated as of June 11, 2003 (“Agreement”), pursuant to which Hacienda will become a wholly-owned subsidiary of the Company.  Shareholders of Hacienda will have the election of receiving Company common stock, cash or a combination in accordance with the terms of the Agreement, provided that cash must constitute not less than 25% nor more than 35% of the total consideration issued in the transaction.  The transaction is subject to approval by the shareholders of both the Company and Hacienda as well as the receipt of various regulatory approvals.  Copies of the Agreement and a press release relating to the transaction are included in this Report.

Item 7.                    FINANCIAL STATEMENTS AND EXHIBITS

 (c)          Exhibits

99.1	Agreement to Merge and Plan of Reorganization, dated June 11, 2003

99.2	Press Release of June 11, 2003

                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2003

HERITAGE OAKS BANCORP

By:	/S/ LAWRENCE P. WARD
Lawrence P. Ward
President

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Agreement to Merge and Plan of Reorganization, dated June 11, 2003

99.2	Press Release of June 11, 2003